Exhibit 99.1

Kala Pharmaceuticals Reports Second Quarter 2022 Financial Results and Provides Corporate Update

-- Plan to Initiate Phase 2/3 Trial of KPI-012 for Persistent Corneal Epithelial Defect (PCED) in 4Q 2022; Topline Data Expected in 1Q 2024 --

-- Received $60M Upfront Payment from Sale of EYSUVIS® and INVELTYS® to Alcon Inc. and Significantly Reduced Operating Expenses, Extending Cash Runway into 2Q 2024 --

-- Conference Call and Webcast at 8:00 a.m. ET --

ARLINGTON, Mass, August 11, 2022 — Kala Pharmaceuticals, Inc. (NASDAQ:KALA), a clinical-stage biopharmaceutical company dedicated to the research, development and commercialization of innovative therapies for rare diseases of the eye, today reported financial results for the second quarter ended June 30, 2022 and provided a corporate update.

“We continue to make meaningful progress toward our goal of developing novel medicines that can improve the care and treatment of eye diseases. In July, we completed the sale of EYSUVIS and INVELTYS to Alcon Inc., a business with decades of experience providing market-leading vision care globally, and an ideal acquirer to expand the reach of these assets,” said Mark Iwicki, Chief Executive Officer and Chairman of Kala. “Now, we are focusing our efforts on KPI-012, our mesenchymal stem cell secretome (MSC-S) for the treatment of rare and severe ocular diseases. In addition to the clinical development of KPI-012 for PCED, we believe this product candidate has the potential to treat Partial Limbal Stem Cell Deficiency and ocular manifestations of moderate-to-severe Sjögren’s. We also plan to initiate preclinical studies researching the utility of our MSC-S platform technology for retinal degenerative diseases, such as Retinitis Pigmentosa and Stargardt Disease.”

Second Quarter and Recent Business Highlights:

Development-Stage Pipeline:

KPI-012 is a mesenchymal stem cell secretome, which combines growth factors, protease inhibitors, matrix proteins and neurotrophic factors to potentially correct the impaired corneal healing that is an underlying etiology of multiple severe ocular diseases. Subject to the filing and clearance of an investigational new drug application, Kala plans to initiate a Phase 2/3 clinical trial of KPI-012 in PCED patients in the fourth quarter of 2022. In addition to PCED, Kala is evaluating the potential of KPI-012 for the treatment of Partial Limbal Stem Cell Deficiency and ocular manifestations of moderate-to-severe Sjögren’s, both of which are areas of significant unmet medical need.

Persistent corneal epithelial defect (PCED) is a persistent non-healing corneal defect or wound that is refractory to conventional treatments. If left untreated PCED can lead to infection, corneal ulceration and/or perforation, scarring, opacification and significant vision loss. PCED is a disease of impaired corneal healing and can be the result of numerous etiologies, including (but not limited to) neurotrophic keratitis, infectious keratitis, surgical or nonsurgical trauma, and significant ocular surface diseases of various causes. In PCED, the normal corneal healing process is impaired due to an imbalance of the key biomolecules that orchestrate the wound healing process. Kala believes that effective treatment of PCED across the various etiologies requires a multifactorial mechanism of action, such as that of KPI-012 . PCED is a rare disease with an estimated incidence of 100,000 cases per year in the United States and 238,000 cases per year in the United States, European Union and Japan combined. KPI-012 has received Orphan Drug Designation from the U.S. Food and Drug Administration (FDA) for the treatment of PCED.

Limbal Stem Cell Deficiency (LSCD) is an ocular surface disease characterized by the loss or deficiency of limbal epithelial stem cells, which play an essential role in generation and repopulation of corneal epithelial cells and maintenance of corneal clarity and integrity. Due to their integral role in epithelial cell generation and repopulation, LSCD can result in recurrent epithelial breakdown, neovascularization, conjunctivalization, inflammation and other sequalae that can lead to loss of corneal clarity and vision impairment. Approximately 70% of LSCD patients – or about 70,000 patients in the United States – have partial deficiency of the limbal stem cells (Partial LSCD). There are currently no approved pharmaceutical products for the treatment of Partial LSCD, and while current disease management techniques may be able to impact certain sequalae, they do not address the underlying pathology and often do not provide significant clinical benefit. Patients with Partial LSCD could be appropriate candidates for a cell-free regenerative therapy such as KPI-012, which acts to maintain the integrity of the ocular surface and avoid the vision impairment and pain associated with LSCD. Partial LSCD is estimated to affect approximately 70,000 patients in the United States.

Sjögren’s is a chronic, multisystem autoimmune disease characterized by insufficient fluid production in certain glands of the body leading to substantial dryness, primarily dry eye and dry mouth. Approximately 90% of Sjögren’s patients suffer from ocular manifestations and can experience significant ocular symptoms, which impact their daily life and productivity. As a result, the quality of life in Sjögren’s patients can be significantly diminished.Despite currently available treatments, many Sjögren’s patients do not achieve significant improvement in their ocular symptoms. There is a substantial need for new therapies that can address the ocular symptoms, visual impairment and quality of life for the approximately 95,000 moderate-to-severe Sjögren’s patients in the United States.

Kala also plans to initiate preclinical studies for KPI-014, the Company’s program evaluating the utility of its MSC-S platform for retinal degenerative diseases such as Retinitis Pigmentosa and Stargardt Disease, with the goal of selecting a retinal indication for development in the second half of 2023.

In connection with the decision to focus research and development efforts on KPI-012, KPI-014 and its MSC-S platform, Kala ceased the development of its other preclinical pipeline programs, including KPI-287, its receptor tyrosine kinase inhibitor, and selective glucocorticoid receptor modulators.

Corporate:

In July 2022, Kala completed the sale of its commercial portfolio and related intellectual property assets to Alcon Inc. The sale included EYSUVIS, the first and only FDA approved medicine for the short-term (up to two weeks) treatment of the signs and symptoms of dry eye disease, and INVELTYS, a twice-a-day corticosteroid for the treatment of post-operative inflammation and pain following ocular surgery. Kala received an upfront payment of $60 million in cash at closing and is eligible to receive up to $325 million in commercial-based sales milestones.

Financial Results:

The financial results and guidance below contain both GAAP and non-GAAP financial measures. The non-GAAP financial measures exclude stock-based compensation expense, non-cash interest expense, depreciation and amortization, loss on extinguishment of debt, transaction costs related to the Alcon transaction, transaction costs related to the Combangio transaction, gain or loss on fair value remeasurement of deferred purchase and contingent consideration, acquired in-process research and development and the impact of the termination of the lease for the Company’s former corporate headquarters. Anticipated severance costs are also excluded for the purposes of estimating projected non-GAAP total operating expenses for the second half of 2022. See “Non-GAAP Financial Measures” below; for a full reconciliation of Kala’s GAAP to non-GAAP financial measures, please refer to the tables at the end of this press release.

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Cash Position: As of June 30, 2022, Kala had cash, cash equivalents and short-term investments of $44.6 million, compared to $92.1 million of cash and cash equivalents as of December 31, 2021. This decrease reflects cash used in operations. Kala’s cash position as of June 30, 2022 does not include net cash received in July 2022 from the sale of its commercial business to Alcon Inc. Based on its current plans, Kala anticipates that its cash resources as of June 30, 2022, together with the net proceeds from the Alcon transaction and associated reduction in operating expenses, will enable it to fund its operations into the second quarter of 2024. Following the closing of the Alcon transaction, the Company reduced its corporate infrastructure, and anticipates approximately a 50% reduction in non-GAAP operating expenses in the second half of 2022 as compared to the first half of 2022 and a 60-70% reduction in non-GAAP total operating expenses for the full year 2023 compared to the full year 2021.

Financial Results for the Three Months ended June 30, 2022:

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Net Product Revenues: For the quarter ended June 30, 2022, Kala reported net product revenues of $2.1 million, consisting of $0.9 million of net revenue from EYSUVIS sales and $1.2 million of net revenue from INVELTYS sales, compared to net product revenues of $3.1 million for the same period in 2021, which consisted of $1.7 million of net revenues from EYSUVIS sales and $1.4 million of net reviews from INVELTYS sales.

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Cost of Product Revenues: For the quarter ended June 30, 2022, cost of product revenues was $1.8 million, compared to $1.0 million for the same period in 2021. Non-GAAP cost of product revenues was $1.6 million for the quarter ended June 30, 2022, compared to $1.0 million for the same period in 2021.

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SG&A Expenses: For the quarter ended June 30, 2022, selling, general and administrative (SG&A) expenses were $22.7 million, compared to $28.0 million for the same period in 2021. The decrease was primarily due to decreases in facility costs, employee-rated costs and stock-based compensation expense. Non-GAAP SG&A expenses were $20.4 million for the quarter ended June 30, 2022, compared to $24.1 million for the same period in 2021.

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R&D Expenses: For the quarter ended June 30, 2022, research and development (R&D) expenses were $4.5 million, compared to $3.1 million for the same period in 2021. The increase was primarily due to development costs for KPI-012. Non-GAAP R&D expenses were $4.1 million for the quarter ended June 30, 2022, compared to $2.1 million for the same period in 2021.

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Gain on Fair Value Remeasurement of Deferred Purchase Consideration: For the quarter ended June 30, 2022, the gain on fair value remeasurement of deferred purchase consideration, in connection with the acquisition of Combangio, Inc. (Combangio) in November 2021, was $0.8 million. There was no gain or loss on fair value remeasurement of deferred purchase consideration for the same period in 2021. Non-GAAP operating loss and non-GAAP net loss exclude the gain on fair value remeasurement of deferred purchase consideration.

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Gain on Fair Value Remeasurement of Contingent Consideration: For the quarter ended June 30, 2022, the gain on fair value remeasurement of contingent consideration, in connection with the Combangio acquisition, was $0.1 million. There was no gain or loss on fair value remeasurement of contingent consideration for the same period in 2021. Non-GAAP operating loss and non-GAAP net loss exclude the gain on fair value remeasurement of contingent consideration.

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Operating Loss: For the quarter ended June 30, 2022, loss from operations was $26.0 million, compared to $29.0 million for the same period in 2021. Non-GAAP operating loss was $24.0 million for the quarter ended June 30, 2022, compared to $24.1 million for the same period in 2021.

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Net Loss: For the quarter ended June 30, 2022, net loss was $28.1 million, or $0.38 per share, compared to a net loss of $36.5 million, or $0.57 per share, for the same period in 2021. Non-GAAP net loss was $25.7 million for the quarter ended June 30, 2022, compared to $25.8 million for the same period in 2021. The weighted average number of shares used to calculate net loss per share was 73.7 million for the quarter ended June 30, 2022, and 64.6 million for the quarter ended June 30, 2021.

Financial Results for the Six Months ended June 30, 2022

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Net Product Revenues: For the six months ended June 30, 2022, Kala reported net product revenues of $3.5 million, consisting of $1.9 million of net revenue from EYSUVIS sales and $1.6 million of net revenue from INVELTYS sales, compared to net product revenues of $6.3 million for the six months ended June 30, 2021, which consisted of $3.3 million from EYSUVIS sales and $3.0 million from INVELTYS sales.

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Cost of Product Revenues: For the six months ended June 30, 2022, cost of product revenues was $2.5 million, compared to $1.8 million for the same period in 2021. Non-GAAP cost of product revenues was $2.4 million for the six months ended June 30, 2022, compared to $1.7 million for the same period in 2021.

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SG&A Expenses: For the six months ended June 30, 2022, SG&A expenses were $49.7 million, compared to $55.7 million for the same period in 2021. The decrease was primarily due to decreases in facility costs, employee-related costs and stock-based compensation expense. Non-GAAP SG&A expenses were $45.0 million for the six months ended June 30, 2022, compared to $47.9 million for the same period in 2021.

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R&D Expenses: For the six months ended June 30, 2022, R&D expenses were $8.9 million, compared to $6.2 million for the same period in 2021. The increase was primarily due to development costs for KPI-012. Non-GAAP R&D expenses were $8.0 million for the six months ended June 30, 2022, compared to $4.2 million for the same period in 2021.

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Loss on Fair Value Remeasurement of Deferred Purchase Consideration: For the six months ended June 30, 2022, the loss on fair value remeasurement of deferred purchase consideration, in connection with the acquisition of Combangio, was $0.3 million. There was no gain or loss on fair value remeasurement of deferred purchase consideration for the same period in 2021. Non-GAAP operating loss and non-GAAP net loss exclude the loss on fair value remeasurement of deferred purchase consideration.

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Gain on Fair Value Remeasurement of Contingent Consideration: For the six months ended June 30, 2022, the gain on fair value remeasurement of contingent consideration, in connection with the Combangio acquisition, was $1.0 million. There was no gain or loss on fair value remeasurement of contingent consideration for the same period in 2021. Non-GAAP operating loss and non-GAAP net loss exclude the gain on fair value remeasurement of contingent consideration.

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Operating Loss: For the six months ended June 30, 2022, loss from operations was $56.9 million, compared to $57.4 million for the same period in 2021. Non-GAAP operating loss was $51.9 million for the six months ended June 30, 2022, compared to $47.4 million for the same period in 2021.

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Net Loss: For the six months ended June 30, 2022, net loss was $61.1 million, or $0.83 per share, compared to a net loss of $66.9 million, or $1.06 per share, for the same period in 2021. Non-GAAP net loss was $55.2 million for the six months ended June 30, 2022, compared to $51.0 million for the same period in 2021. The weighted average number of shares used to calculate net loss per share was 73.7 million for the six months ended June 30, 2022, and 63.1 million for the six months ended June 30, 2021.

Conference Call Information

Kala will host a live conference call and webcast today, August 11, 2022, at 8:00 a.m. ET today to review its second quarter 2022 financial results. To access the live conference call, please dial 800-715-9871 five minutes prior to the start of the call and provide the conference ID: 9372651. To access the live webcast and subsequent archived recording of the call, please visit the “Investor” section on the Kala website at http://kalarx.com.

Non-GAAP Financial Measures:

In this press release, the financial results of Kala are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. The items included in GAAP presentations but excluded for purposes of determining non-GAAP financial measures for the periods presented in this press release are stock-based compensation expense, non-cash interest expense, depreciation and amortization, loss on extinguishment of debt, transaction costs related to the Alcon transaction, transaction costs related to the Combangio transaction, gain or loss on fair value remeasurement of deferred purchase consideration and contingent consideration, acquired in-process research and development and the impact of the termination of the lease for the Company’s former corporate headquarters. Anticipated severance costs are also excluded for the purposes of estimating projected non-GAAP total operating expenses for the second half of 2022. Management believes this non-GAAP information is useful for investors, taken in conjunction with Kala’s GAAP financial statements, because it provides greater transparency and period-over-period comparability with respect to Kala’s operating performance. These measures are also used by management to assess the performance of the business. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP measures, please refer to the table at the end of this press release. A quantitative reconciliation of projected total non-GAAP operating expenses to total GAAP operating expenses is not available without unreasonable effort primarily due to Kala’s inability to predict with reasonable certainty the amount of future stock-based compensation expense.

About Kala Pharmaceuticals, Inc.

Kala is a clinical-stage biopharmaceutical company dedicated to the research, development and commercialization of innovative therapies for rare diseases of the eye. Kala’s biologics-based investigational therapies utilize Kala’s proprietary Mesenchymal Stem Cell Secretome (MSC-S) platform. Kala’s product candidate, KPI-012, is in clinical development for the treatment of persistent corneal epithelial defect (PCED), a rare disease of impaired corneal healing, which has received orphan drug designation from the U.S. Food and Drug Administration. Kala is also targeting KPI-012 for the treatment of Partial Limbal Stem Cell Deficiency and ocular manifestations of moderate-to-severe Sjögren's and plans to initiate preclinical studies to evaluate the utility of its MSC-S platform for retinal degenerative diseases, such as Retinitis Pigmentosa and Stargardt Disease. For more information on Kala, please visit www.kalarx.com.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Any statements in this press release about Kala’s future expectations, plans and prospects, including but not limited to statements about Kala’s expectations with respect to potential advantages of KPI-012 and its MSC-S platform; the future development or commercialization of KPI-012; conduct and timelines of preclinical studies and clinical trials; the clinical utility of KPI-012 for PCED; plans to pursue research and development of KPI-012 and its MSC-S platform for other indications; Kala’s ability to realize potential milestones payments under the transaction with Alcon and the risk that Kala may not realize the expected benefits of the transaction; Kala’s estimates regarding its projected reduction in non-GAAP operating expenses; the sufficiency of Kala’s existing cash resources and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions constitute forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: Kala’s ability to realize the anticipated benefits of the transaction with Alcon, including the uncertainty regarding the receipt of any milestone payments; the impact of extraordinary external events, such as the current pandemic health event resulting from the novel coronavirus (COVID-19), and their collateral consequences; the uncertainties inherent in the initiation and conduct of preclinical studies and clinical trials; uncertainties regarding availability and timing of data from clinical trials; whether results of early clinical trials or trials in different disease indications will be indicative of the results of ongoing or future trials; whether results of the Phase 1b clinical trial of KPI-012 will be indicative of results for any future clinical trials and studies of KPI-012 in PCED or any other indications; uncertainties as to the timing of and Kala’s ability to submit and obtain regulatory clearance for an investigational new drug application for KPI-012 and initiate a clinical trial; uncertainties associated with regulatory review of clinical trials and applications for marketing approvals; Kala’s ability to retain and hire key personnel; the sufficiency of cash resources and need for additional financing and other important factors, any of which could cause the Kala’s actual results to differ from those contained in the forward-looking statements, discussed in the “Risk Factors” section of Kala’s Annual Report on Form 10-K, most recently filed Quarterly Report on Form 10-Q and other filings Kala makes with the Securities and Exchange Commission. These forward-looking statements represent Kala’s views as of the date of this press release and should not be relied upon as representing the Kala’s views as of any date subsequent to the date hereof. Kala does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Hannah Deresiewicz

hannah.deresiewicz@sternir.com

212-362-1200

Financial Tables

Kala Pharmaceuticals, Inc.

Balance Sheet Data

(in thousands)

(unaudited)

	June 30,	December 31,
	2022	2021
Cash, cash equivalents and short-term investments	$44,568	$92,136
Total assets	84,976	139,427
Working capital (1)	50,624	86,944
Long-term debt, net of discounts	79,800	78,929
Other long-term liabilities	3,839	6,272
Total stockholders’ (deficit) equity	(31,554)	16,804

(1)	The Company defines working capital as current assets less current liabilities. See the Company's consolidated financial statements for further information regarding its current assets and current liabilities.

Kala Pharmaceuticals, Inc.

Consolidated Statement of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Product revenues, net	$2,100	$3,051	$3,472	$6,317

Costs and expenses:
Cost of product revenues	1,774	1,016	2,549	1,771
Selling, general and administrative	22,673	27,986	49,655	55,685
Research and development	4,473	3,094	8,939	6,220
(Gain) loss on fair value remeasurement of deferred purchase consideration	(789)	—	262	—
Gain on fair value remeasurement of contingent consideration	(59)	—	(1,047)	—
Total operating expenses	28,072	32,096	60,358	63,676
Loss from operations	(25,972)	(29,045)	(56,886)	(57,359)
Other income (expense):
Interest income	68	33	76	76
Interest expense	(2,207)	(2,091)	(4,242)	(4,232)
Loss on extinguishment of debt	—	(5,395)	—	(5,395)
Net loss	(28,111)	(36,498)	(61,052)	(66,910)
Net loss per share attributable to common stockholders—basic and diluted	$(0.38)	$(0.57)	$(0.83)	$(1.06)
Weighted average shares outstanding—basic and diluted	73,676,819	64,554,506	73,658,924	63,113,194

Kala Pharmaceuticals, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Net loss (GAAP)	$(28,111)	$(36,498)	$(61,052)	$(66,910)
Add-back: stock-based compensation expense	1,916	4,710	4,721	9,412
Add-back: non-cash interest	439	367	871	645
Add-back: depreciation and amortization	149	256	306	504
Add-back: loss on extinguishment of debt	—	5,395	—	5,395
Add-back: transaction costs related to the Alcon transaction	758	—	758	—
Add-back: (gain) loss on fair value remeasurement of deferred purchase consideration	(789)	—	262	—
Add-back: gain on fair value remeasurement of contingent consideration	(59)	—	(1,047)	—
Non-GAAP net loss	$(25,697)	$(25,770)	$(55,181)	$(50,954)

Cost of product revenues (GAAP)	$1,774	$1,016	$2,549	$1,771
Less: stock-based compensation expense	114	37	162	71
Less: depreciation and amortization	13	13	26	26
Non-GAAP cost of product revenues	$1,647	$966	$2,361	$1,674

Selling, general and administrative expenses (GAAP)	$21,915	$27,986	$49,655	$55,685
Less: stock-based compensation expense	1,480	3,687	3,712	7,389
Less: depreciation and amortization	83	187	172	368
Less: transaction costs related to the Alcon transaction	758	—	758	—
Non-GAAP selling, general and administrative expenses	$20,352	$24,112	$45,013	$47,928

Research and development expenses (GAAP)	$4,473	$3,094	$8,939	$6,220
Less: stock-based compensation expense	322	986	847	1,952
Less: depreciation and amortization	53	56	108	110
Non-GAAP research and development expenses	$4,098	$2,052	$7,984	$4,158

(Gain) loss on fair value remeasurement of deferred purchase consideration	$(789)	$—	$262	$—
Less: (gain) loss on fair value remeasurement of deferred purchase consideration	(789)	—	262	—
Non-GAAP (gain) loss on fair value remeasurement of deferred purchase consideration	$—	$—	$—	$—

Gain on fair value remeasurement of contingent consideration	$(59)	$—	$(1,047)	$—
Less: gain on fair value remeasurement of contingent consideration	(59)	—	(1,047)	—
Non-GAAP gain on fair value remeasurement of contingent consideration	$—	$—	$—	$—

Total operating expenses (GAAP)	$28,072	$32,096	$60,358	$63,676
Less: stock-based compensation expense	1,916	4,710	4,721	9,412
Less: depreciation and amortization	149	256	306	504
Less: transaction costs related to the Alcon transaction	758	—	758	—
Less: (gain) loss on fair value remeasurement of deferred purchase consideration	(789)	—	262	—
Less: gain on fair value remeasurement of contingent consideration	(59)	—	(1,047)	—
Non-GAAP total operating expenses	$26,097	$27,130	$55,358	$53,760

Total operating loss (GAAP)	$(25,972)	$(29,045)	$(56,886)	$(57,359)
Add-back: stock-based compensation expense	1,916	4,710	4,721	9,412
Add-back: depreciation and amortization	149	256	306	504
Add-back: transaction costs related to the Alcon transaction	758	—	758	—
Add-back: (gain) loss on fair value remeasurement of deferred purchase consideration	(789)	—	262	—
Add-back: gain on fair value remeasurement of contingent consideration	(59)	—	(1,047)	—
Non-GAAP total operating loss	$(23,997)	$(24,079)	$(51,886)	$(47,443)

Kala Pharmaceuticals, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended March 31, 2022	Year Ended December 31, 2021

Net loss (GAAP)	$32,941	$142,605
Add-back: stock-based compensation expense	2,805	16,088
Add-back: non-cash interest	432	1,519
Add-back: depreciation and amortization	157	975
Add-back: loss on extinguishment of debt	—	5,395
Add-back: acquired in-process research and development	—	26,617
Add-back: loss (gain) on fair value remeasurement of deferred purchase consideration	1,051	(5,805)
Add-back: gain on fair value remeasurement of contingent consideration	(988)	—
Add back: transaction costs related to acquisition of Combangio, Inc.	—	1,179
Add-back: impact of lease modification	—	(2,467)
Non-GAAP net loss	$(29,484)	$(99,104)

Cost of product revenues (GAAP)	$775	$4,097
Less: stock-based compensation expense	48	169
Less: depreciation and amortization	13	52
Non-GAAP cost of product revenues	$714	$3,876

Selling, general and administrative expenses (GAAP)	$26,982	$105,061
Less: stock-based compensation expense	2,232	12,774
Less: depreciation and amortization	89	693
Less: transaction costs related to acquisition of Combangio, Inc.	—	1,179
Less: impact of lease modification	—	(1,156)
Non-GAAP selling, general and administrative expenses	$24,661	$91,571

Research and development expenses (GAAP)	$4,466	$11,515
Less: stock-based compensation expense	525	3,145
Less: depreciation and amortization	55	230
Non-GAAP research and development expenses	$3,886	$8,140

Acquired in-process research and development expenses (GAAP)	$—	$26,617
Less: acquired in-process research and development expenses	—	26,617
Non-GAAP acquired in-process research and development expenses	$—	$—

Loss (gain) on fair value remeasurement of deferred purchase consideration	$1,051	$(5,805)
Less: loss (gain) on fair value remeasurement of deferred purchase consideration	1,051	(5,805)
Non-GAAP (gain) loss on fair value remeasurement of deferred purchase consideration	$—	$—

Gain on fair value remeasurement of contingent consideration	$(988)	$—
Less: gain on fair value remeasurement of contingent consideration	(988)	—
Non-GAAP gain on fair value remeasurement of contingent consideration	$—	$—

Total operating expenses (GAAP)	$32,286	$141,485
Less: stock-based compensation expense	2,805	16,088
Less: depreciation and amortization	157	975
Less: transaction costs related to acquisition of Combangio, Inc.	—	1,179
Less: impact of lease modification	—	(1,156)
Less: acquired in-process research and development expenses	—	26,617
Less: loss on fair value remeasurement of deferred purchase consideration	1,051	(5,805)
Less: gain on fair value remeasurement of contingent consideration	(988)	—
Non-GAAP total operating expenses	$29,261	$103,587

Total operating loss (GAAP)	$(30,914)	$(130,245)
Add-back: stock-based compensation expense	2,805	16,088
Add-back: depreciation and amortization	157	975
Add-back: acquired in-process research and development	—	26,617
Add-back: loss (gain) on fair value remeasurement of deferred purchase consideration	1,051	(5,805)
Add-back: gain on fair value remeasurement of contingent consideration	(988)	—
Add-back: transaction costs related to acquisition of Combangio, Inc.	—	1,179
Add-back: impact of lease modification	—	(1,156)
Non-GAAP total operating loss	$(27,889)	$(92,347)